SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): March 30, 1998



                            SYNERGY MEDIA, INC.
          (Exact name of registrant as specified in its charter)



         Nevada                         33-128            47-0777141
(State or other jurisdiction of        (Commission        (IRS Employer
  incorporation or organization)         File No.) 	    Identification No.)


     2410 South 156th Circle, Suite 100, Omaha, Nebraska         68130
          (Address of principal executive offices)            (Zip Code)


                              (402) 334-5556
           (Registrant s telephone number, including area code)

      Item 5.  Other Events

On March 30, 1998

(1) The Registrant has entered into a joint venture and acquisition agreement with Government Payment Service, Inc. The agreement is attached.

(2) Certain shareholders of the Registrant have agreed to convert amounts owed to them into equity at a price of $0.25 per share. The amounts below are for wages accrued over the last two years.

Michael S. Luther		$100,000
Judith E. Sundberg	$ 75,000
Bryan Brown			$ 50,000
Lois P. Meredith		$ 35,000

Total				$260,000

(3) Michael S. Luther has converted the following amounts into equity at $0.25 per share for funds advanced by him or his affiliates on behalf of the Company:

1996				$ 20,000
1997				$100,000
1998 $ 10,000

(4) Michael S. Luther and his affiliates have paid and/or have agreed to pay outstanding tax obligations and bank loans and other monies amounting to approximately $200,000. These amounts will be reflected as loans due to affiliates by the Registrant.

(5) The Registrant no longer has any activity in internet development or access services. The Registrant has certain litigation and financial obligations which it is seeking to resolve and is seeking to obtain financing to satisfy these matters and fulfill the acquisition set forth in the agreement attached, but there are no assurances that this will be accomplished.

(6) The Registrant is continuing to explore potential involvement in the acquisition of Digital Products Corporation. Affiliates of the Registrant have formed a separate non-affiliated company called, Intelligent Monitoring Systems, Inc., which is seeking to acquire Digital Products Corporation through bankruptcy reorganization. The Registrant is pursuing involvement in this transaction but can make no assurances the Registrant will be successful in part or in whole in this endeavor.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      SYNERGY MEDIA, INC.


      /s/ Michael S. Luther                                 March 30, 1998
      By:  Michael S. Luther                     		Date
      Chairman

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



      /s/ Michael S. Luther                                 March 30, 1998
      By:  Michael S. Luther                      Date
          Chairman


      /s/ Michael S. Luther                                 March 30, 1998
      By:  Michael S. Luther                      Date
      Secretary, Treasurer and Director



AGREEMENT
Joint Venture and Acquisition of Government Payment Service, Inc.
By Synergy Media, Inc.


This agreement is hereby executed on March 30, 1998 and includes the following terms and conditions of the 'Agreement in Principle for the Joint Venture, Financing and Merger of Government Payment Service, Inc.(GPS) and Synergy Media, Inc. (Synergy). Synergy Media, Inc. is a business development company with no specific business activities at the present time. GPS is a company, which provides service to government agencies by assisting in collection of revenue.

1. Synergy and GPS shall immediately establish a 'Joint Venture' (JV) Partnership between GPS and Synergy whereby GPS shall direct 50% of the gross margin from all existing GPS contracts with local and municipal government contracts to the joint venture in exchange for $1.5 million of stock in Synergy at a price of $.25 per share. This shall be allocated with Dale Conrad and Richard Angulo receiving 30% each and Michael Luther and Jon Citron receiving 20% each based upon the $1.5 million value of the contribution to the joint venture. This JV will also pursue VAR relationship

Dale Conrad and Richard Angulo will receive additional compensation of $2,500 per month each starting immediately for the efforts required pursuing
 Value-Added-Reseller relationships.

2. Synergy Media, Inc. shall acquire Government Payment Systems, Inc.
For total consideration of $2.6 million. Dale Conrad and other non-investing shareholders shall get $1.8 million of consideration including $500,000 cash and the balance of $1.3 million in stock valued at $ .25 per share) and the other GPS shareholders (Michael S. Luther 15%, Richard Angulo 10% and Jon Citron 5%) receiving $800,000 (30%, all in stock valued at $ .25 per share). Jon Citron shall waive his 5% commission on GPS sales in exchange for $130,000 worth of stock valued at $ .25 per share.

3. Following the acquisition, Dale Conrad shall become Division President and David Conrad, the GPS manager, and will be given an employment agreement for 3 years salary at current level. The GPS division will remain in Indianapolis for 3 years.

4. Stock issued shall have price protection for two years with full ratchet protection for any down financings below $.25 per share.

5. Dale Conrad, Richard Angulo and Jon Citron shall immediately be appointed to the Board of Directors of Synergy, subject to their obtaining a full release from the Company of any liability for financial, legal or other obligations, which have occurred prior to this date. Synergy shall immediately seek to obtain Directors & Officers Liability Insurance.
 A fifth board member shall be appointed immediately at direction of Dale Conrad.

6. Synergy Media, Inc. shall issue sufficient common stock in order to raise $750,000 of equity for the GPS business plan. It is estimated that $221,000 shall be required to finance working capital deficits from the period June 1, 1998 through December 31, 1998. The remaining $500,000 shall be utilized for business development in 1999 or sooner if necessary.

7. Synergy shall make a good faith deposit of $50,000 to Dale Conrad for the acquisition no later than April 14, 1998. The closing shall occur no later than May 28, 1998. At the time of the closing, Synergy shall be required to make available or provide evidence of the first $221,000 required for the budget for 1998.

8. Michael Luther will continue to assume the personal loan owed by Dale Conrad to Jon Citron for $60,000 plus interest at a rate of 10 1/2%, term 36 months beginning 11/1/98. The loan will be amortized until full repayment, which will be prior to maturity, has agreed to with Jon Citron.
  Additional terms
Pertaining to the loan shall remain between Michael Luther and Jon Citron. Jon Citron will sign a release pertaining to GPS and Dale Conrad prepared by Dale Conrad's attorney.

9. Michael Luther and affiliates have provided $15K for operating capital. It is agreed that they will provide another $29,000 of funding through May 1998 in weekly installments. Such funding may arise from other services arranged for other related entities subject to approval of Dale Conrad.

10. GPS will immediately provide SYME with a copy of the current business plan, which will include all company financials and 12 and 24 month, budgets and monthly reports for November 97 through February 98. Additional monthly financials and updates will be provided each month (target the 10th of each month at the latest).

11. Synergy will provide GPS with the option immediate credit card financing with invoices reading GPS. Funds shall be directed into the GPS bank account within 48 hours of submission. Full audit will be available and provided on a regular basis. The decision as to which credit card financing service will be used, will be that of Dale Conrad's based upon rates, terms and conditions.

12. Dale Conrad will be given performance milestones that would also increase his salary. For example, after breakeven and a final budget including long term funding, based on an average fee per transaction of $25 Dale's salary would increase accordingly:

	  5,000 transactions per month, salary increase to $120,000 15,000 transactions per month, salary increase to $150,000 25,000 transactions per month, salary increase to $175,000 50,000 transactions per month, salary increase to $200,000
	100,000 transactions per month, salary increase to $250,000
	100,000 + TBD

Agreed to:


Michael S. Luther
Synergy Media, Inc.
March 30, 1998


Dale Conrad
Government Payment Service, Inc.
March 30, 1998